EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Frederick H. Eppinger, Jr., J. Kendall Huber, and Eugene M. Bullis, each of them singly, our true and lawful attorneys, with full power in each of them, to sign for and in each of our names and in any and all capacities, the Form 10-K of The Hanover Insurance Group, Inc. (the “Company”) and any other filings made on behalf of said Company pursuant to the requirements of the Securities Exchange Act of 1934, and to file the same with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands and common seal on the date set forth below.

Signature	Title	Date

/s/ Frederick H. Eppinger, Jr. Frederick H. Eppinger, Jr.	President, Chief Executive Officer and Director	February 26, 2010

/s/ Eugene M. Bullis Eugene M. Bullis	Executive Vice President, Chief Financial Officer and Principal Accounting Officer	February 26, 2010

/s/ Michael P. Angelini Michael P. Angelini	Chairman of the Board	February 26, 2010

/s/ P. Kevin Condron P. Kevin Condron	Director	February 26, 2010

/s/ Neal F. Finnegan Neal F. Finnegan	Director	February 26, 2010

/s/ David J. Gallitano David J. Gallitano	Director	February 26, 2010

/s/ Gail L. Harrison Gail L. Harrison	Director	February 26, 2010

/s/ Wendell J. Knox Wendell J. Knox	Director	February 26, 2010

/s/ Robert J. Murray Robert J. Murray	Director	February 26, 2010

/s/ Joseph R. Ramrath Joseph R. Ramrath	Director	February 26, 2010

/s/ Harriett T. Taggart Harriett T. Taggart	Director	February 26, 2010